SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Commission File No. 1-7797
                                  ------------

                      December 16, 1999 (December 7, 1999)
               (Date of Report (date of earliest event reported))


                                 PHH Corporation
             (Exact name of Registrant as specified in its charter)


         Maryland                                               52-0551284
(State or other jurisdiction                                (I.R.S. Employer
   of incorporation or                                   Identification Number)
      organization)

       6 Sylvan Way
  Parsippany, New Jersey                                         07054
   (Address of principal                                      (Zip Code)
     executive) office)




                                 (973) 428-9700
              (Registrant's telephone number, including area code)



                                 Not Applicable
       (Former name, former address and former fiscal year, if applicable)

Item 5.  Other Events

         Except as expressly indicated or unless the context otherwise requires, "PHH", "we", "our", or "us" means PHH Corporation, a Maryland Corporation, and its subsidiaries.

         Preliminary Agreement to Settle Common Stock Securities Class Action. On December 7, 1999, Cendant Corporation, PHH Corporation's Parent Company (the "Parent Company"), announced that it reached a preliminary agreement to settle the principal securities class action pending against it in the U.S. District Court in Newark, New Jersey. Under the agreement, the Parent Company would pay the class members $2.83 billion in cash. The class action was initiated following the discovery in April 1998 of accounting irregularities at former CUC International business units of the Parent Company which were unrelated to PHH.

         The Parent Company will continue to pursue its claims against CUC's former auditor, Ernst & Young LLP ("E&Y") in relation to the accounting irregularities of the former CUC business units, including claims for professional malpractice, breach of contract and breach of fiduciary duty, and claims seeking contribution from E&Y in connection with our settlement of the PRIDES litigation. As part of the settlement agreement with lead plaintiffs, the class they represent will receive 50% of any recovery by the Parent Company from E&Y.

         With respect to the settlement, the Parent Company will record a non-cash after-tax charge of approximately $1.8 billion, or $2.39 per share in the fourth quarter of 1999.

         The proposed settlement will have no impact on PHH's balance sheet, earnings or cash flow.

         The proposed settlement resolves all class actions brought on behalf of purchasers of securities issued by CUC, HFS Incorporated or the Parent Company, other than certain remaining claims relating to the Parent Company's FELINE PRIDES securities. The proposed settlement does not encompass all of the Parent Company's pending litigation asserting claims associated with the CUC accounting irregularities. However, in the Parent Company's opinion, the potential impact of all such unresolved litigation outside of the proposed settlement should not be material to the Parent Company.

         Corporate Governance Initiatives. The Parent Company also announced that it is undertaking additional initiatives in the area of corporate governance, and the Parent Company expects those initiatives to make an important contribution toward further building shareholder value of the Parent Company. These actions include meeting a very strict definition of independence for a majority of directors of the Parent Company; continuing to maintain a compensation committee comprised of only independent directors of the Parent Company; continuing to maintain an audit committee of the Parent Company comprised of only independent directors and including at least one director with accounting or financial expertise; the establishment of a nominating committee of the Parent Company comprised entirely of independent directors; requiring shareholder approval prior to any re-pricing of employee stock options; and asking shareholders to approve a motion by the Parent Company's next annual meeting to elect all directors of the Parent Company on an annual basis.

         Reference is made to Exhibit 99.1 for the full text of the press release relating to the preliminary settlement, which is incorporated herein by reference in its entirety.



Item 7.   Exhibits

Exhibit
   No.         Description
-------        -----------------------------------------------------------------

99.1 Press Release: Cendant Reaches Preliminary Agreement to Settle Common Stock Securities Class Action for $2.83 Billion, dated December 7, 1999.




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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 PHH CORPORATION



                                 By:   /s/  James E. Buckman
                                            James E. Buckman
                                            Executive Vice President


Date: December 16, 1999









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                                 PHH CORPORATION
                           CURRENT REPORT ON FORM 8-K
                Report Dated December 16, 1999 (December 7, 1999)


                                  EXHIBIT INDEX


Exhibit
   No.         Description
-------        -----------------------------------------------------------------

99.1 Press Release: Cendant Reaches Preliminary Agreement to Settle Common Stock Securities Class Action for $2.83 Billion, dated December 7, 1999.